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            PROXY STATEMENT PURSUANT TO SECTION 14(A) OF THE
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       / / Soliciting Material Pursuant to Section 240.14a-11(c)
          or Section 240.14a-12

                              CONRAIL INC.
            (NAME OF REGISTRANT AS SPECIFIED IN ITS CHARTER)

                      NORFOLK SOUTHERN CORPORATION

        (NAME OF PERSON(S) FILING PROXY STATEMENT, IF OTHER THAN
                          THE REGISTRANT)

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                      [WALL STREET JOURNAL ADVERTISEMENT]

          TO CONRAIL SHAREHOLDERS:

          ACT NOW TO PROTECT
          YOUR INVESTMENT

          Norfolk Southern Urges You to Vote NO on the GOLD Proxy
          Card

          Norfolk Southern Corporation has offered $100 per share in cash for each of your Conrail shares. This exceeds by more than $15 the blended value per share offered under the ill-advised merger agreement which Conrail has signed with CSX Corporation (based upon the closing sale price of CSX stock on November 1, 1996).

          But you may not have the chance to accept this more valuable offer unless you vote NO on the GOLD proxy card. The Conrail Board wants you to "opt out" of the "Fair Value Statute" of the Pennsylvania Business Corporation Law. Essentially, this law protects the rights of shareholders to receive fair value for their shares in the company. You must vote NO to preserve your rights!

          [Graphic:  Box with checkmark above the words "VOTE NO"]

          DON'T BE FORCED INTO ACCEPTING AN INFERIOR OFFER!

          Look at the lockup devices and sweetheart deals that Conrail has given to CSX:

          Conrail had agreed to "swallow" its "poison pill" so that no one other than CSX could acquire Conrail until 2005.
          Following Norfolk Southern's legal action, the Conrail
          Board backed down.

          Conrail has agreed to pay approximately $420 million in "break-up" fees and option benefits (based on our current offer) to CSX if the merger agreement is terminated. These giveaways amount to more than $4.60 per share of your stock.

          The Conrail Board has agreed not to terminate the CSX merger agreement for six months, even if its fiduciary duties to you require otherwise.

          Clearly, its up to you to protect your legal rights.
          Don't opt out of the chance to get "fair value" for your shares.

          Ask yourself, Why Is Conrail:

          Putting up roadblock after roadblock in an attempt to prevent you from receiving the benefit of our higher offer?

          Asking you to "opt out" of the "Fair Value Statute", one of the few protections you have left?

          Not negotiating in your interests for a higher price?

          Ignoring our superior $100 per share offer?

          VOTE NO ON THE "OPT-OUT" AND ADJOURNMENT PROPOSALS BY
          SIGNING, DATING AND RETURNING THE GOLD PROXY CARD TODAY.

          Important: If you have any questions, please call our solicitor, Georgeson & Company Inc. toll free at 1 800-
          223-2064.  Banks and brokers call 212-440-9800.

          [NORFOLK SOUTHERN LOGO]